Exhibit 10.1

AMENDMENT NO. 1 TO STANDBY EQUITY PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”), dated as of May 3, 2024 to the Standby Equity Purchase Agreement (as defined below) is between NIOCORP DEVELOPMENTS LTD., a company organized under the laws of the Province of British Columbia, Canada, with principal executive offices located at 7000 South Yosemite Street, Suite 115, Centennial, Colorado 80112 (the “Company”), and YA II PN, LTD., a Cayman Islands exempt limited partnership (the “Investor”).

WITNESSETH

WHEREAS, reference is made to that certain Standby Equity Purchase Agreement, dated as of January 26, 2023 (the “Standby Equity Purchase Agreement”), between the Company and the Investor;

WHEREAS, pursuant to Section 12.02 of the Standby Equity Purchase Agreement, the Company and the Investor may amend the Standby Equity Purchase Agreement by written instrument executed by the Company and the Investor;

WHEREAS, the Company voluntarily delisted its common shares, without par value, from the Toronto Stock Exchange at the close of trading on May 3, 2024; and

WHEREAS, the Company and the Investor desire to amend the Standby Equity Purchase Agreement as set forth herein, effective as of the date hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.	DEFINITIONS.

Any capitalized term used but not defined herein shall have the meaning given to such term in the Standby Equity Purchase Agreement.

2.	AMENDMENTS.

(a)   The definition of “Market Price” in Article 1 in the Standby Equity Purchase Agreement is hereby deleted in its entirety and replaced with the following:

““Market Price” shall mean an Option 1 Market Price or Option 2 Market Price, as applicable.”

(b)   Section 2.01(a)(iii) in the Standby Equity Purchase Agreement is hereby deleted in its entirety.

(c)   Section 2.01(c)(iii) in the Standby Equity Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Exchange Cap. Notwithstanding anything to the contrary herein, the Company shall not effect any sales under this Agreement and the Investor shall not have the obligation to purchase Common Shares under this Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of Common Shares issued under this Agreement would exceed 19.99% of the outstanding Common Shares as of the date of the closing of the Business Combination, after giving effect to the Reverse Stock Split (the “Exchange Cap”); provided further that, the Exchange Cap will not apply if the Company’s shareholders have approved issuances of Common Shares under this Agreement in excess of the Exchange Cap in accordance with the rules of the Nasdaq Stock Market. In connection with each Advance Notice, any portion of the Advance Shares requested by the Company in such Advance Notice that would cause the Exchange Cap, if applicable, to be exceeded shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance Shares by an amount equal to such withdrawn portion in respect of each Advance Notice; provided that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event.”

(d)   Section 2.03 in the Standby Equity Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Hardship.

(a) In the event the Investor sells Common Shares after receipt of an Advance Notice and the Company fails to perform its obligations as mandated in Section 2.02, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal U.S. Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

(b) In the event the Company provides an Advance Notice and the Investor fails to perform its obligations as mandated in Section 2.02, the Investor agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Company is entitled at law or in equity, including, without limitation, specific performance, it will hold the Company harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Investor and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal U.S. Market), without the posting of a bond or other security, the terms and provisions of this Agreement.”

(e)   Section 2.05 in the Standby Equity Purchase Agreement is hereby deleted in its entirety.

(f)	Section 4.02 in the Standby Equity Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares), have been duly authorized by the Company’s board of directors and no further filing, consent or authorization is required by the Company, its board of directors or its shareholders or other governmental body, other than the approval of the Company’s shareholders, including, without limitation, as required by the applicable rules of the Nasdaq Stock Market for issuance of shares in excess of the Exchange Cap. This Agreement has been, and the other Transaction Documents to which the Company is a party will be prior to the Effective Date, duly executed and delivered by the Company, and each constitutes, or will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement and each of the other agreements and instruments entered into by the Company or delivered by the Company in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.”

(g)	Section 4.04 in the Standby Equity Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Advance Shares, the Commitment Shares, and the reservation for issuance of the Advance Shares) will not (i) result in a violation of the Articles (as defined below), certificate of incorporation, certificate of formation, memorandum of association, or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations, the securities laws of the jurisdictions of the Company’s incorporation or in which it or its subsidiaries operate and the rules, regulations and requirements of the Nasdaq Stock Market and including all applicable laws, rules and regulations of the jurisdiction of incorporation of the Company) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of (ii) and (iii) for any conflict, default, right or violation that would not reasonably be expected to result in a Material Adverse Effect.”

(h)	Section 4.05 in the Standby Equity Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Consents. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (i) such as may be required under the Securities Act or the blue sky laws of any jurisdiction in connection with the purchase and the resale of the Shares by the Investor in the manner contemplated herein, (ii) the filing of a listing application with the Principal U.S. Market with respect to the Shares and (iii) such other consents, approvals, authorizations, filings or orders, the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.”

(i)	Section 4.13 in the Standby Equity Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term under any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or its Articles or organizational charter, certificate of formation, memorandum of association, articles of association, certificate of incorporation or articles, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and, during the Commitment Period, neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for violations which would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.”

(j)	Section 4.18 in the Standby Equity Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Litigation. Except as disclosed by the Company in the SEC Documents, there is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Nasdaq Stock Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or, to the knowledge of the Company, any of its Subsidiaries, or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, which would reasonably be expected to result in a Material Adverse Effect. After reasonable inquiry of its employees, the Company is not aware of any event which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or, to the knowledge of the Company, any current or former director or officer of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is the subject of any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity that would reasonably be expected to result in a Material Adverse Effect.”

(k)	Section 4.25 in the Standby Equity Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Article III, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investor as contemplated hereby. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Primary U.S. Market. The Company shall, if required, timely file a Form 72-503F under OSC Rule 72-503 in respect of the distribution of the Commitment Shares to the Buyer.”

(l)	Section 6.13 in the Standby Equity Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“[Reserved.]”

(m)	Section 7.01(c) in the Standby Equity Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“[Reserved.]”

3.	RATIFICATION.

Except as specifically provided in this Amendment, all terms and provisions of the Standby Equity Purchase Agreement shall remain unchanged and in full force and effect. The execution of this Amendment shall not directly or indirectly in any way whatsoever either (a) impair, prejudice, or otherwise adversely affect the parties’ right at any time to exercise any right, privilege, or remedy in connection with the Standby Equity Purchase Agreement, (b) amend or alter any provision of the Standby Equity Purchase Agreement (other than the amendments expressly provided for in this Amendment), or (c) constitute any course of dealing or other basis for altering any obligation of the parties or any right, privilege, or remedy of the parties under the Standby Equity Purchase Agreement.

4.	APPLICATION OF CERTAIN PROVISIONS.

Article XII of the Standby Equity Purchase Agreement shall apply mutatis mutandis to this Amendment.

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IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

COMPANY:

NIOCORP DEVELOPMENTS LTD.

By:	/s/ Mark A. Smith
Name:	Mark A. Smith
Title:	President & CEO

[Signature Page to Amendment No. 1 to Standby Equity Purchase Agreement]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

INVESTOR:

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

	By:	Yorkville Advisors Global II, LLC
	Its:	General Partner

	By:	/s/ Michael Rosselli
	Name:	Michael Rosselli
	Title:	Partner

[Signature Page to Amendment No. 1 to Standby Equity Purchase Agreement]